FUQI International Announces Status of Audit

SHENZHEN, China, March 28, 2011 — FUQI International, Inc. (Nasdaq: FUQI) today announces that it has received a letter from its independent registered public accounting firm, Marcum LLP (“Marcum”) pursuant to Section 10A(b)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding  an internal investigation conducted at the request of the Company’s Audit Committee relating to certain cash transfer transactions involving the Company. The completion of the audit of the Company's 2009 financial statement has been delayed due to the internal investigation into the cash transfer transactions.

Background of the Cash Transfer Transactions

In connection with the preparation of the Company’s restated 2009 quarterly financial statements and the financial statements for the year ended December 31, 2009, the Company’s outside auditor, Marcum, discovered certain transactions involving short-term cash transfers from the Company’s bank accounts to the bank accounts of three other companies in China.  The transfers were made at the request of the Company’s primary lender and banking services provider (the “Bank”) and were authorized by Yu Kwai Chong, the Company’s founder, Chief Executive Officer, and Chairman of the Board (“Mr. Chong”), and approved by its Deputy Finance Director and Cashier.

Based on the preliminary findings of the Audit Committee investigation, as described below, the cash transfer transactions commenced in September 2009 and ended in November 2010.  Based on review of bank statements obtained from the Company, all of the outgoing cash transfers made by the Company were repaid in full by the recipient companies on a short-term basis, with no loss resulting from the transfers.   No outgoing cash transfer was outstanding as of any month-end date, except in two instances, and no amount was outstanding as of any quarter-end date.  The transfers were made from non-interest bearing accounts and did not earn any interest.  For the year ended December 31, 2009 and 2010, the aggregate amount of the cash transfers totaled approximately $86.3 million and $47.5 million, respectively, and the highest amount outstanding on any given date was equal to approximately $24.1 million and $8.5 million, respectively.

The cash transfers were made by the Company pursuant to an oral agreement with the Bank. Mr. Chong advised the Company that he agreed to a request from a Bank representative to conduct the transfers for the purpose of strengthening the Company's relationship with the Bank.  The bank accounts that received the cash transfers were designated by the Bank.  The three companies associated with those accounts are registered legal entities in China, but the Company has not been able to confirm the accuracy of their business addresses nor determine the extent and nature of their business operations, if any.  The Company has not conducted any commercial business with those entities aside from the short-term cash transfer transactions.  Based on the preliminary findings of the Audit Committee investigation, no evidence was obtained to indicate that the companies were a related party to the Company, the Bank representative, Mr. Chong, or any of the Company’s other officers or directors.

The internal investigation is ongoing and the preliminary findings described above are subject to the final results and conclusions of the investigation, which may differ from the preliminary findings.

Investigation of the Cash Transfer Transactions

After identification of the cash transfer transactions by the auditor, the Company’s management and finance team began to gather information and documentation related to the cash transfer transactions.  The auditor subsequently brought this matter to the attention of the Audit Committee of the Board of Directors of the Company, which was requested to expedite the investigation.  The Audit Committee determined that Company counsel, with assistance from the Company’s finance team, should investigate the cash transfer transactions further and report regularly to the Audit Committee.  On January 20, 2011, the Company retained a People's Republic of China (“PRC”) law firm to determine whether any violations of PRC law occurred as a result of the cash transactions.

On February 11, 2011, the Audit Committee received a letter from Marcum  pursuant to Section 10A(b)(1) requesting that the Audit Committee conclude its investigation into the cash transfer transactions to determine whether the cash transfer transactions violated applicable laws in the U.S. or the PRC.  Following receipt of the letter, the Audit Committee engaged special investigative counsel at the Company’s outside law firm to undertake the investigation requested by the auditor.  The law firm retained a forensic accountant to assist it in the investigation.

The Audit Committee shared with Marcum preliminary findings of the investigation.   On March 16, 2011, the Audit Committee received an additional letter from Marcum requesting that the investigation be continued and expanded.  On March 22, 2011, the Board of the Company received a letter from Marcum sent pursuant to Section 10A(b)(2) of the Exchange Act further requesting that the Audit Committee’s investigation into the cash transfer transactions be expanded to resolve issues noted in the letter.  On March 22, 2011, the Audit Committee held a special meeting at which it approved the continuation of the investigation into the cash transactions, and on March 23, 2011, the Board also held a meeting and approved the continuation of the investigation.

The Company currently believes that the cash transfer transactions will not have an impact on the balance sheets and statements of income for the affected periods; however, the transactions are expected to be reflected in the Company’s statements of cash flows and disclosed in the notes to the financial statements for the affected periods.  Although these transactions began during the last month of the third quarter of 2009, the Company’s publicly filed Quarterly Report for that period did not include disclosure regarding the cash transfers because they were not identified until 2010.  The restated report for that period will include such disclosures.

The Company has disclosed the cash transfer transactions to the U.S. Securities and Exchange Commission (“SEC”).  At this point, the Company is unable to predict what actions any government authority may take in response to such disclosure, and there can be no assurance as to how any resulting consequences may affect the Company's business.  Any determination that the cash transfer transactions violated existing laws or regulations in the US or China could result in fines, civil and criminal penalties, interruptions of business, modifications of business practices and compliance programs, equitable remedies, including injunctive relief and other sanctions that may be taken against the Company, Mr. Chong, or other personnel.

Material Weaknesses and Remediation

Management of the Company believes that the cash transfer transactions reflect a material weakness in the Company's internal controls over financial reporting related to an effective treasury function.  During the period in which the cash transfer transactions occurred, the Company's treasury controls did not require that internal fund transfer applications identify any specific business purpose or be accompanied by supporting documentation, such as a copy of a relevant invoice, purchase order, contract, or pre-payment statement. In addition, the Company's treasury controls lacked effective reconciliation processes and review policies.

After consultations with an adviser retained to develop procedures required to comply with the internal control provisions of the Sarbanes Oxley Act, the Company has taken certain remedial steps in order to prevent these types of cash transfers from occurring in the future.  On March 23, 2011, the Board adopted a Treasury Management Policy that governs activities relating to cash receipts, cash disbursements, bank accounts and wire transfers. The policy mandates a segregation of duties regarding the initiation, approval and reconciliation of cash transactions, including wire transfers.  It also requires that such transactions go through a three-way matching process by which the payment has to be matched against its originating and supporting documents.  The process seeks to improve segregation procedures by strengthening cross approval of various functions including cash disbursements and monthly reconciliation procedures. The Company also adopted a Corporate Signature Authorization Policy that establishes approval and authorization requirements necessary to commit the Company's funds or assets, including authorization matrix guidelines applicable to all financial transactions, expenditures, loans, commitments and contracts.  Marcum has requested additional remedial steps. The Company continues to review its remediation efforts and may adopt and implement additional controls and procedures during or after completion of the investigation into the cash transfer transactions.

About FUQI International

Based in Shenzhen, China, FUQI International, Inc. is a leading designer, producer and seller of high quality precious metal jewelry in China. FUQI develops, promotes, manufactures and sells a broad range of products consisting of unique styles and designs made from gold and other precious metals such as platinum and Karat gold.

Safe Harbor Statement

This press release may include certain statements that are not descriptions of historical facts, but are forward-looking statements including (without limitation) statements related to the Company's intentions to complete its restatements and file delinquent filings.  Forward-looking statements can be identified by the use of forward-looking terminology such as "will," "believes," "expects," "anticipates" or similar expressions. Such information is based upon expectations of the Company's management that were reasonable when made but may prove to be incorrect. All of such assumptions are inherently subject to uncertainties and contingencies beyond our control and upon assumptions. Such risks and uncertainties include, but are not limited to, potential violations of PRC and U.S. laws due to the cash transfer transactions and any resulting monetary penalties and sanctions that could have a material adverse effect on our business prospects, operations, financial condition and cash flow; the Company's ability to complete and file each of its restated Quarterly Reports on Form 10-Q/A for the periods ended March 31, June 30, and September 30, 2009, its Annual Report on Form 10-K for the year ended December 31, 2009, its Form 10-Q quarterly reports for each quarterly period in 2010, and its Annual Report on Form 10-K for the year ended December 31, 2010; ability to have the Company's securities traded on the OTC Pink Sheets; expected reduction in trading liquidity  and potentially negative effect on trading prices if the Company’s securities are traded on Pink Sheets; changes in the scope and nature of, and the time required to complete, the restatement process and the audit process for the years ended December 31, 2009 and 2010; the Company’s ability to successfully apply and re-list on NASDAQ; the Company's ability to remediate the material weaknesses in its internal controls; risks that additional material weaknesses will be identified which may prolong the restatement and audit process; the effect and results of various ongoing class action securities lawsuits and derivative litigations and an SEC investigation of which the Company is subject; the increased costs and expenses (including legal fees) and diversion of management attention due to the restatements, SEC investigation, litigation, and internal investigation into the cash transfer transactions; the Company's inability to efficiently deploy resources to manage the restatement process and delinquent filings; and other factors detailed from time to time in the Company's filings with the United States Securities and Exchange Commission and other regulatory authorities. The Company does not undertake to update the forward-looking statements contained in this press release. For a description of the risks and uncertainties that may cause actual results to differ from the forward-looking statements contained in this press release, see the Company's most recent Annual Report filed with the Securities and Exchange Commission (SEC) on Form 10-K, and its subsequent SEC filings. Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system (EDGAR) at http://www.sec.gov.